Exhibit 99.1

eBay Inc. Prices $750 Million Senior Unsecured Notes Offering

SAN JOSE, Calif., February 22, 2016 – eBay Inc. (NASDAQ:EBAY) today announced the pricing of an underwritten public offering of $750 million of its 6.00% Notes due 2056 (the “Notes”) at an initial public offering price of $25 per Note, plus accrued interest, if any. eBay expects the offering to close on February 29, 2016, subject to customary closing conditions. eBay intends to use the net proceeds from the offering for general corporate purposes, which may include capital expenditures, share repurchases, repayment of indebtedness and possible acquisitions.

The Notes have been approved for listing on the Nasdaq Global Select Market under the symbol “EBAYL.” eBay expects trading in the Notes on the Nasdaq Global Select Market to begin within 30 days after the original issue date of the Notes.

The offering is being made through an underwriting syndicate consisting of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as joint book-running managers. Copies of the prospectus supplement and prospectus related to the offering may be obtained by contacting J.P. Morgan Securities LLC, Attention: Investment Grade Syndicate Desk, 383 Madison Avenue, New York, NY 10179, Telephone: 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Prospectus Department, 222 Broadway, 11th Floor, New York, NY 10038, Telephone: 1-800-294-1322, Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Telephone: 1-866-718-1649 or Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue, South Minneapolis, MN 55402, Telephone: 1-800-645-3751.

The offering is being made pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and these securities are only being offered by means of the prospectus supplement and prospectus related to the offering, which have been or will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities, in any state or other jurisdiction where the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. (the “company”) and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for the company’s business; changes to the company’s capital allocation or management of operating cash, the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to eBay on the date hereof. eBay assumes no obligation to update such statements.

Investor Relations Contact:	Selim Freiha or Tina Todasco	ir@ebay.com

Media Relations Contact:	Abby Smith	press@ebay.com

Company News:	https://www.ebayinc.com/stories/news

Investor Relations Website:	https://investors.ebayinc.com